Exhibit 4.3

Execution Version

REGISTRATION AND INVESTOR RIGHTS AGREEMENT

by and between

KESTREL GROUP LTD

and

Kestrel Intermediate Ledbetter Holdings LLC

Dated as of May 27, 2025

This REGISTRATION and INVESTOR RIGHTS Agreement (this “Agreement”), dated as of May 27, 2025, is by and between Kestrel Group Ltd, a Bermuda exempted company limited by shares (the “Company”), and Kestrel Intermediate Ledbetter Holdings LLC (including any Permitted Transferees hereunder, the “Holder” and, the Holder together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company previously entered into a Combination Agreement, dated as of December 29, 2024, with each of Kestrel Group LLC, a Delaware limited liability company (“Kestrel”), all of the equityholders of Kestrel, Maiden Holdings, Ltd., a Bermuda exempted company limited by shares, Ranger U.S. Newco LLC, a Delaware limited liability company, Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares, Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and Ranger Merger Sub 2 LLC, a Delaware limited liability company (such agreement, the “Combination Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Combination Agreement (the “Closing”), the Holder received 1,811,764 Common Shares (as defined herein); and

WHEREAS, upon the Closing, the Company entered into this Agreement with the Holder in order to provide the Holder the registration and investor rights described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows:

1.	Definitions and Interpretation.

(a)	Definitions. As used in this Agreement, each of the following capitalized terms has the meaning specified in this Section 1(a).

“Action” means any action, suit or proceeding by or before any Governmental Authority.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

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“Board” means the board of directors of the Company.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Dallas, Texas are authorized or required by applicable Law to be closed.

“Closing” has the meaning set forth in the recitals.

“Combination Agreement” has the meaning set forth in the recitals.

“Common Shares” means the common shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, amalgamation, merger, consolidation, scheme of arrangement, exchange or other similar reorganization.

“Company Securities” means (i) the Common Shares and any other shares or other equity interests or equity-linked interests of the Company or any Subsidiary and (ii) Equity Rights that are directly or indirectly convertible into or exercisable or exchangeable for Common Shares or other shares or other equity of the Company or any Subsidiary.

“Contract” means, with respect to any Person, any written loan or credit agreement, debenture, note, bond, mortgage, indenture, deed, lease, sublease, license, contract or other agreement, to which such Person is a party or by which such Person’s assets or properties are legally bound.

“Equity Right” means, with respect to any Person, any security (including any debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted share units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

“Exchange Act” means the Securities Exchange Act of 1934.

“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.

“Governmental Authority” means any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.

“Insurance Regulator” has the meaning set forth in the Combination Agreement.

“Judgments” means any judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Authority.

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“Law” means all federal, national, provincial, state, local or multinational laws, statutes, common laws, legal requirements, binding self-regulatory guidelines, ordinances, codes, rules and regulations, or Judgments.

“Lock-Up Period” means the period beginning on the date of this Agreement and ending on the date that is the twelve (12) month anniversary of the date of the Closing.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

“Nasdaq” means the Nasdaq Capital Market.

“Notice, Agreement and Questionnaire” means a written notice, agreement and questionnaire substantially in the form of Annex B hereto.

“Parent Insurance Subsidiary” has the meaning set forth in the Combination Agreement.

“Permitted Transfer” means any Transfer by any Qualified Shareholder (i) to any Permitted Transferee of such Qualified Shareholder if such Permitted Transferee agrees to be bound by the terms of this Agreement or (ii) if such Transfer is otherwise approved by a majority of the Unaffiliated Company Directors.

“Permitted Transferee” means, with respect to any Qualified Shareholder, the direct or indirect partners (including limited partners), members, equity holders or controlled Affiliates of such Qualified Shareholder.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Plan of Distribution” means the plan of distribution substantially in the form of Annex A hereto.

“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Qualified Shareholder” means Kestrel Intermediate Ledbetter Holdings LLC (“Ledbetter”) and AmTrust Financial Services, Inc. (“AmTrust”) and any Permitted Transferee of Ledbetter or AmTrust or to a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to each of Ledbetter or AmTrust, respectively, at the Closing.

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“Registrable Securities” means, at any time, any Common Shares and any securities issued or issuable in respect of such Common Shares or by way of conversion, amalgamation, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise held or subsequently acquired by a Qualified Shareholder, a Permitted Transferee of such Qualified Shareholder or a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to such Qualified Shareholder at the Closing, in each case, until the earliest to occur of (i) a Registration Statement covering such Common Shares has been declared effective by the SEC and such Shares have been sold or otherwise disposed of pursuant to such effective Registration Statement, (ii) such Common Shares are otherwise transferred (other than by a Qualified Shareholder to an Affiliate thereof), the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing any restricted legend and such Common Shares may be resold without subsequent registration under the Securities Act, (iii) such Common Shares are repurchased by the Company or a Subsidiary of the Company or cease to be issued and outstanding or (iv) such Common Shares have been sold or distributed pursuant to Rule 144. Notwithstanding the foregoing, any Registrable Securities held by any Person (other than a Qualified Shareholder or its Affiliates) that may be sold under Rule 144(b)(1)(i) without limitation under the other requirements of Rule 144 will be deemed not to be Registrable Securities.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” Laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 7(l)), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one (1) counsel for the Qualified Shareholders, selected by the Qualified Shareholder holding the majority of the Registrable Securities to be sold in the offering (such selection shall be subject to the consent of each other Qualified Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed) and reasonable fees and expenses of one additional local counsel retained by each Qualified Shareholder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any Underwritten Offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (x) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xi) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities; provided, that the Company shall not be responsible for any plane chartering fees, (xii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiii) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 7(r). For the avoidance of doubt, “Registration Expenses” shall include expenses of the type described in clauses (i) - (xiii) to the extent incurred in connection with the “take down” of Common Shares pursuant to a Registration Statement previously declared effective. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Qualified Shareholders (or the agents who manage their accounts) or any Selling Expenses.

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“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, its officers, directors, managers, employees, agents, financial advisors, investment bankers, attorneys, accountants and other advisors.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 144A” means Rule 144A (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.

“Securities Act” means the Securities Act of 1933.

“Selling Expenses” means all underwriting discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of one counsel for the Qualified Shareholders set forth in clause (viii) of the definition of Registration Expenses.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3, or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.

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“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Substantial Marketing Efforts” means marketing, in connection with an Underwritten Offering, that involves one-on-one meetings with prospective purchasers of the Registrable Securities over multiple days.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or non-U.S. income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or penalty or addition thereto, imposed by any Governmental Authority.

“Tax Returns” means all reports, returns, statements or other information supplied or required to be supplied to, or filed with or required to be filed with, a Governmental Authority relating to Taxes, including any amendment thereof or supplement or schedule thereto.

“Transfer” means to, directly or indirectly, sell, transfer, assign or similarly dispose of Common Shares but, in each case, excluding (i) pledges and other security interest grants, (ii) hedging and derivative transactions and (iii) any pro rata dividend, distribution or other disposition of Common Shares to the equity holders of a Qualified Shareholder. The terms “Transferring,” “Transferee,” “Transferred” or other similar words have correlative meanings to “Transfer.”

“Unaffiliated Company Directors” means any director that qualifies as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC.

“Underwritten Offering” means a registration in which Company Securities are sold to an underwriter or underwriters on a firm commitment basis.

(b)	Other Definitions. In addition to the defined terms set forth in Section 1(a), as used in this Agreement, each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below.

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Term	Section

Agreement	Preamble
Company	Preamble
Company Bye-laws	17(d)
Company Group	18(a)(i)
Company Memorandum of Association	17(d)
Damages	8(a)
Demand Notice	3(a)(i)
Demand Period	3(e)
Demand Registration	3(a)(i)
Demand Suspension	3(h)
Director	17(a)
Executive Holder Designee	17(a)
Holder	Preamble
Holder Designees	17(a)
Holder Information	16(b)
Indemnified Party	10
Indemnifying Party	10
Independent Holder Designee	17(a)
Initial Shares	17(a)
Inspectors	7(k)
Maximum Offering Size	3(g)
Parties	Preamble
Piggyback Registration	4(a)
Records	7(k)
Requesting Shareholder	3(a)(i)
Shelf Suspension	2(e)
Shelf Take-Down	2(c)
Shelf Take-Down Notice	2(d)(i)

(c)	Interpretation.

(i)	As used in this Agreement, references to the following terms have the meanings indicated:

(1)	to the Sections are to the Section of this Agreement unless otherwise clearly indicated to the contrary;

(2)	to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced in accordance with the terms thereof from time to time;

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(3)	to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;

(4)	to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;

(5)	to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; and

(6)	to the “date of this Agreement,” “the date hereof” and words of similar import refer to May 27, 2025.

(ii)	Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. With respect to the determination of any period of time, the words “to” and “until” each means “to but excluding.”

(iii)	The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(iv)	The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(v)	No summary of this Agreement prepared by or on behalf of either party shall affect the meaning or interpretation of this Agreement.

(vi)	The Annexes to this Agreement are incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized term used in any Annex but not otherwise defined therein shall have the meaning given to such term herein.

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2.	Registration Rights.

(a)            Shelf Registration Statement. Prior to the expiration of the Lock-Up Period (or, if the Company is not eligible to file a registration statement on Form S-3 upon expiration of the Lock-Up Period but will become eligible to file a registration statement on Form S-3 within thirty (30) days following the expiration of the Lock-Up Period, upon the Company becoming eligible to file a registration statement on Form S-3), or as soon as practicable thereafter, the Company shall file with the SEC, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Shelf Registration Statement relating to the offer and resale of Registrable Securities of the Qualified Shareholders from time to time in accordance with the plan of distribution attached hereto as Annex A hereto, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act.

(b)            Continued Effectiveness. For so long as the Company is eligible to file a registration statement on Form S-3, it shall use reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until such time as there are no longer any Registrable Securities (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or “blue sky” Laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by the Holder to the extent any Registrable Securities remain outstanding (such period of effectiveness, the “Shelf Period”). If at any time during the Shelf Period the company ceases to be eligible to file a registration statement on Form S-3, the Company shall use its reasonable best efforts to become eligible to file a registration statement on Form S-3 and to promptly thereafter file such registration statement. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its reasonable best efforts to convert such Form S-1 (and any subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

(c)            Right to Request Shelf Take-Down. At any time following the expiration of the Lock-Up Period, any Qualified Shareholder may, by written notice to the Company, request at any time that a shelf registration statement (including the Shelf Registration Statement) covering the Registrable Securities is effective, an Underwritten Offering of all or part of the Registrable Securities held by the Holder (a “Shelf Take-Down”). The Holder and its Permitted Transferees shall be entitled to request up to three (3) Shelf Take-Downs involving Substantial Marketing Efforts in any calendar year; provided, that the expected aggregate gross proceeds from any Shelf Take-Down involving Substantial Marketing Efforts shall be at least fifteen million dollars ($15,000,000).

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(d)            Shelf Take-Down Notice.

(i)            If at any time during the Shelf Period the Holder requests a Shelf Take-Down, then the Holder shall give written notice (which notice may be given by email) to the Company of such intention at least two (2) Business Days prior to the date on which such Shelf Take-Down is anticipated to launch, specifying the number of Registrable Securities for which the Holder is requesting a Shelf Take-Down under this Section 2(d) and the other material terms of such Shelf Take-Down to the extent known, and the Company shall promptly, but in no event later than the Business Day following the receipt of such request for a Shelf Take-Down, give written notice (which notice may be given by email to the email address for each other Qualified Shareholder known to the Company from time to time) of such request for a Shelf Take-Down (such notice, a “Shelf Take-Down Notice”) to each other Qualified Shareholder and such Shelf Take-Down Notice shall offer each other Qualified Shareholder the opportunity to include as part of such Shelf Take-Down such number of Registrable Securities as each such Qualified Shareholder may request in writing (which request may be made by email to the Company). Subject to Section 2(d)(ii) and Section 2(d)(iii), the Company and the Holder shall cause the underwriter(s) to include as part of the Shelf Take-Down all Registrable Securities that are requested to be included therein by each other Qualified Shareholder within twenty-four (24) hours after the receipt by such Qualified Shareholder of the Shelf Take-Down Notice, all to the extent necessary to permit the disposition of the Registrable Securities to be so sold; provided, that each other Qualified Shareholder requesting to participate in the Shelf Take-Down must sell their Registrable Securities to the underwriters selected on the same terms and conditions as apply to the Holder; provided, further, that, if at any time after making a request for a Shelf Take-Down and prior to the launch of the Shelf Take-Down, the Holder shall determine for any reason not to proceed with or to delay such Shelf Take-Down, the Holder shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Qualified Shareholder and, thereupon, (A) in the case of a determination not to proceed, the Company and the Holder shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of each other Qualified Shareholder as part of such Shelf Take-Down (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination to delay such Shelf Take-Down, the Company and the Holder shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of each other Qualified Shareholder as part of such Shelf Take-Down for the same period as the Holder determines to delay such Shelf Take-Down.

(ii)            If the managing underwriter of a Shelf Take-Down advises the Company and the Holder that, in its view, the number of Common Shares that the Holder and each other Qualified Shareholder intend to include in such Shelf Take-Down exceeds the Maximum Offering Size, the Company and the Holder shall cause the underwriter(s) to include in such Shelf Take-Down, in the following priority, up to the Maximum Offering Size:

(A)	first, to the Holder and each other Qualified Shareholder who requested to include Registrable Securities in such Shelf Take-Down pursuant to Section 2(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Holder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Holder and each other Qualified Shareholder);

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(B)	second, and only if all of the securities referred to in clause (A) have been included, any securities of any other holder of Common Shares requested to be included in such Shelf Take-Down (allocated, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders); and

(C)	thereafter, and only if all of the securities referred to in clauses (A) and (B) have been included, any securities proposed to be included for the account of the Company.

(iii)            The Holder shall be permitted to withdraw all or part of its Registrable Securities from a Shelf Take-Down at any time prior to 7:00 a.m., New York City time, on the date on which the Shelf Take-Down is anticipated to launch.

(e)            Suspension of Registration. If, upon the determination of the Board, the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure and the Company delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating that, based on the good faith judgment of the Company, after consultation with outside counsel to the Company, such postponement or suspension is necessary in order to avoid the Company making an Adverse Disclosure, the Company may, upon giving at least five (5) calendar days’ prior written notice of such action to the Holder, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, that (i) the Company shall not be permitted to exercise a Shelf Suspension (A) more than two (2) times during any twelve (12) month period, or (B) for more than sixty (60) days in aggregate during any twelve (12) month period and (ii) such Shelf Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure. In the case of a Shelf Suspension, the Holder agrees to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holder upon the termination of any Shelf Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holder such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holder. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to conduct a Shelf Take-Down or register any securities for sale either for its own account or the account of any other security holder or holders during any Shelf Suspension.

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(f)             Payment of Expenses for Shelf Registrations. The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Take-Down, regardless of whether such registration is effected.

3.	Demand Registration If Shelf Registration Statement Unavailable.

(a)	Demand by Holder.

(i)	If, at any time beginning ninety (90) days prior to the expiration of the Lock-Up Period, the Company does not have an effective shelf registration statement on Form S-3 (or successor form) in accordance with Section 2(a) and the Company shall have received a request, subject to Section 16, from any Qualified Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities on Form S-1 or any similar long-form Registration Statement (a “Demand Registration”), and specifying the kind and aggregate amount of Registrable Securities to be registered and the intended method of disposition thereof, then the Company shall promptly, but in no event later than five (5) Business Days following receipt of such request for a Demand Registration, give notice of such request (a “Demand Notice”) to each other Qualified Shareholder known to the Company at such time, specifying the number of Registrable Securities for which the Requesting Shareholder has requested registration under this Section 3(a). During the ten (10) Business Days after receipt of a Demand Notice, each other Qualified Shareholder may provide a written request to the Company, specifying the aggregate amount of Registrable Securities held by such Qualified Shareholder requested to be registered as part of such Demand Registration and the intended method of distribution thereof.

(ii)	The Company shall file such Registration Statement with the SEC as soon as practicable following such request, and shall use reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act and the “blue sky” Laws of such jurisdictions as the Holder or any underwriter, if any, requests, as expeditiously as possible, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. If the Company files a Shelf Registration Statement on Form S-1 pursuant to Section 3(a)(i), it shall maintain such Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

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(iii)	Notwithstanding anything to the contrary in this Section 3(a), the Company shall not be obligated to effect (A) more than three (3) Demand Registrations over any one (1) year period at the request of the Holder and (B) a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds fifteen million dollars ($15,000,000).

(b)	Demand Withdrawal. The Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Holder to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement, and such registration shall nonetheless be deemed a Demand Registration for purposes of Section 3(a) unless (i) the Holder shall have paid or reimbursed the Company for their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the registration of the withdrawing Holder’s withdrawn Registrable Securities (based on the number of Registrable Securities the Holder sought to register, as compared to the total number of Company Securities included on such Registration Statement), (ii) the withdrawal is made following the occurrence of a Material Adverse Change, because the registration would require the Company to make an Adverse Disclosure or because the Company otherwise requests withdrawal or (iii) the withdrawal arose out of the fault of the Company (and in each such case, the Company shall be obligated to pay all Registration Expenses in connection with such revoked request).

(c)	Company Notifications. Within ten (10) Business Days after the receipt by the Holder of the Demand Notice, the Company will notify the Holder of the number of Registrable Securities requested to be included therein by each other Qualified Shareholder.

(d)	Registration Expenses. The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, subject to reimbursement pursuant to Section 3(b)(i), if applicable.

(e)	Effective Registration. A Demand Registration shall be deemed to have occurred if the Registration Statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least one hundred and eighty (180) calendar days (or such shorter period in which all Registrable Securities of the Holder included in such registration have actually been sold thereunder or withdrawn) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided, that a Demand Registration shall not be deemed to have occurred if, (A) during the Demand Period, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or court, (B) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Holder or any other Qualified Shareholder party thereto or (C) the Maximum Offering Size (as defined below) is reduced in accordance with Section 3(g) such that less than ninety percent (90%) of the Registrable Securities that each of the Holder or any Other Qualified Shareholder sought to be included in such registration are included.

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(f)	Underwritten Offerings. If the Holder so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.

(g)	Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering advise the Board and each Qualified Shareholder (or, in the case of a Demand Registration not being underwritten, the Board determines in its reasonable discretion) that, in their view, the number of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without being likely to have an adverse effect on the price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)	first, all Registrable Securities requested to be registered by the Requesting Shareholder and each other Qualified Shareholder (reduced, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Requesting Shareholder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Requesting Shareholder and each other Qualified Shareholder);

(ii)	second, all securities requested to be registered by any other holder of Common Shares (reduced, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders); and

(iii)	thereafter, and only if all the securities referred to in clause (i) have been included, any securities proposed to be registered by the Company for its own account.

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(h)	Delay in Filing; Suspension of Registration. If, upon the determination of the Board, the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure, and the Company delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating that, based on the good faith judgment of the Company, after consultation with outside counsel to the Company, such postponement or suspension is necessary in order to avoid the Company making an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Demand Suspension”); provided, that (i) the Company shall not be permitted to exercise a Demand Suspension (A) more than two (2) times during any twelve (12) month period or (B) for more than sixty (60) days in aggregate during any twelve (12) month period and (ii) such Demand Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure; and provided, further, that in the event of a Demand Suspension, if the Holder has not sold any Company Securities under such Registration Statement, it shall be entitled to withdraw Registrable Securities from such Demand Registration and such Demand Registration shall not be counted for purposes of the limit on Demand Registrations requested by the Holder in Section 3(a). In the case of a Demand Suspension, the Holder agrees to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Holder upon the termination of any Demand Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holder such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the applicable Registration Statement if required by the registration form used by the Company for the applicable Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Holder. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings of, any of its securities either for its own account or the account of any security holder or holders during any Demand Suspension.

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4.	Piggyback Registration.

(a)	Participation. If, following the expiration of the Lock-Up Period, the Company or any other holder of Company Securities at any time proposes to sell in an Underwritten Offering (including, for the avoidance of doubt, a “take-down” pursuant to a prospectus supplement to an effective shelf registration statement) or file a Registration Statement with respect to any offering of its Common Shares for its own account or for the account of each other Qualified Shareholder (other than (i) a Registration Statement on Form S-4 or Form S-8 or any successor form to such forms, (ii) a registration of Common Shares solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement, or (iii) a registration in connection with a direct or indirect acquisition by the Company or one of its Subsidiaries of another Person or a similar business combination transaction, however structured) then, as soon as practicable (but in no event less than ten (10) calendar days prior to the proposed date of the launch of the Underwritten Offering or the filing of such Registration Statement, as applicable), the Company shall give written notice of such proposed offering or filing to the Holder, and such notice shall offer the Holder the opportunity to register under such Registration Statement or include in such Underwritten Offering such number of Registrable Securities as the Holder may request in writing (a “Piggyback Registration”). Subject to Section 4(b) and Section 4(c), the Company shall include in such Registration Statement or Underwritten Offering all such Registrable Securities that are requested to be included therein within five (5) calendar days after the receipt by the Holder of any such notice; provided, that if at any time after giving written notice of its intention to sell any Common Shares in an Underwritten Offering and prior to the launch date, or to register any Common Shares and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to sell or register or to delay such sale or registration, the Company shall give written notice of such determination to the Holder and, thereupon, (A) in the case of a determination not to sell or register, shall be relieved of its obligation to register any Registrable Securities in connection with such sale or registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holder to request that such registration be effected as a Demand Registration (subject to the provisions governing withdrawal set forth in Section 3(b)) or, if applicable, a Shelf Take-Down and (B) in the case of a determination to delay selling or registering, in the absence of a request for a Demand Registration or Shelf-Take-Down, shall be permitted to delay selling or registering any Registrable Securities, for the same period as the delay in registering such other Common Shares; provided, that if such registration or sale involves an Underwritten Offering, the Holder must sell its Registrable Securities to the underwriters selected as provided in Section 7(j) on the same terms and conditions as apply to the Company or each other Qualified Shareholder requesting such registration or sale, as applicable, with, in the case of a combined primary and secondary offering, such differences, including any with respect to representations and warranties and indemnification, as may be customary or appropriate in combined primary and secondary offerings, and the Company shall make arrangements with the managing underwriter so that the Holder may participate in such Underwritten Offering.

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(b)	Priority of Registrations Pursuant to a Piggyback Registration. If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration or a Shelf Take-Down, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3(g) or Section 2(d)(ii), respectively, shall apply) and the managing underwriter advises the Board in writing (a copy of which shall be provided to the Holder) that, in its view, the number of Common Shares that the Company and the Holder intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)	first, so many of the Company Securities proposed to be registered for the account of the Company (or for the account of such other initiating Person) as would not cause the offering to exceed the Maximum Offering Size;

(ii)	second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested to be included in such registration by the Holder and each other Qualified Shareholder pursuant to this Section 4 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Holder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Holder and each other Qualified Shareholder); and

(iii)	thereafter, and only if all of the securities referred to in clauses (i) and (ii) have been included, all securities requested to be registered by any other holder of Common Shares (allocated, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders).

(c)	Piggyback Withdrawal. The Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or at any time prior to 7:00 a.m., New York City time, on the date on which the Underwritten Offering is anticipated to launch, as the case may be. Subject to Section 16, no registration effected under this Section 4 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 3.

(d)	Payment of Expenses for Piggyback Registrations. The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

5.	Transfer Restrictions; Lock-Up Agreements.

(a)	Until the expiration of the Lock-Up Period, the Holder shall not Transfer any of the Common Shares issued by the Company to the Holder at the Closing, other than in a Permitted Transfer. Following the expiration of the Lock-Up Period, the Common Shares issued by the Company to the Holder at the Closing will no longer be subject to the Transfer restrictions set forth in this Section 5(a).

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(b)	To the extent requested by the lead underwriter in connection with each Underwritten Offering, the Company and the Holder shall agree not to effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Underwritten Offering) during the period beginning on the date that is estimated by the Company, in good faith and provided in writing to such Holder, to be the seventh (7th) calendar day prior to the effective date of the applicable Registration Statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) sixty (60) calendar days after the effective date of the applicable Registration Statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that the Company shall cause all directors and executive officers of the Company, and each other Qualified Shareholder to enter into agreements similar to those contained in this Section 5(b) (without regard to this proviso), subject to exceptions for sales pursuant to pre-existing 105-1 plans and other customary exclusions agreed to by such managing underwriter; provided, further, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

(c)	Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement. The Company agrees to use reasonable best efforts to obtain from each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 5, except as part of any such registration, if permitted.

6.	Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any agreement (other than as provided herein) granting registration rights to any other Person with respect to any equity securities of the Company other than each other Qualified Shareholder. The Company shall not grant to any Person (including any other Qualified Shareholder) the right, other than as expressly set forth herein, and except to employees of the Company with respect to registrations on Form S-8, to request the Company to register any Company Securities, or otherwise provide rights with respect to the registration and offering of Company Securities similar to the rights to registration and offering provided in this Agreement (including the obligations in connection therewith), except such rights as are not more favorable than or inconsistent with the rights granted to the Holder and that do not violate the rights or adversely affect the priorities of the Holder set forth herein.

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7.	Registration Procedures. In connection with any registration pursuant to Section 2, Section 3 or Section 4, subject to the provisions of such Sections:

(a)	Prior to filing a Registration Statement covering Registrable Securities or related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to the Holder and underwriter, if any, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as the Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder. The Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to the Holder and the Company shall use all reasonable efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)	In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)	The Company shall promptly notify the Holder and the underwriter(s) and, if requested by the Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d)	The Company shall furnish counsel for each underwriter, if any, and the Qualified Shareholders with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

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(e)	After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify the Holder of any stop order issued or threatened by the SEC or any state securities commission and use all reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(f)	The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holder reasonably (in light of the Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registrable Securities owned by the Holder; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g)	The Company shall use reasonable best efforts to provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h)	The Company shall use reasonable best efforts to cooperate with the Holder and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Holder or the underwriter or managing underwriter, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i)	The Company shall immediately notify the Holder to the extent it has Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Holder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.

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(j)	(i) The Holder shall have the right to select an underwriter or underwriters in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or Shelf Take-Down upon consultation with the Company and (ii) the Company shall have the right to select an underwriter or underwriters in connection with any other Underwritten Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(k)	Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available during regular business hours for inspection by the Holder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by the Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and use its reasonable best efforts to cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls); provided, that that the Company shall not be obligated to provide such Records if the Company determines, in its reasonable judgment, that doing so could violate applicable Law, waive the protection of an attorney-client privilege or other legal privilege or expose the Company to risk of liability for disclosure of sensitive or personal information. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is required pursuant to applicable Law or regulation or judicial process. The Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. The Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(l)	The Company shall furnish to the Holder and to each such underwriter, if any, a signed counterpart, addressed to the Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

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(m)	The Company shall use reasonable best efforts to ensure that any free-writing prospectus utilized in connection with any Demand Registration, Shelf Take-Down or other offering off of a Shelf Registration Statement or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(n)	The Company shall otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(o)	The Company may require the Holder promptly to furnish in writing to the Company the Notice, Agreement and Questionnaire and such other information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include the Holder on any Registration Statement if the Notice, Agreement and Questionnaire or such other information is not promptly provided; provided, that, prior to excluding the Holder on the basis of its failure to provide the Notice, Agreement and Questionnaire or such other information, the Company must furnish in writing a reminder to the Holder requesting the Notice, Agreement and Questionnaire and such other information at least three (3) days prior to filing the applicable Registration Statement.

(p)	The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(i), the Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(i), and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than any permanent file copies then in the Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 7(i) to the date when the Company shall make available to the Holder a prospectus supplemented or amended to conform with the requirements of Section 7(i).

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(q)	The Company shall use all reasonable best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which such Registrable Securities are then listed or traded.

(r)	The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, by executing customary underwriting agreements, (iii) as reasonably requested by the Holder, meet with and provide information to purchasers in privately negotiated transactions, and (iv) otherwise use their reasonable best efforts to cooperate as reasonably requested by the Holder in the marketing of the Registrable Securities.

(s)	The Company shall use reasonable efforts, in coordination with and in consideration of the requirements of the registrar and transfer agent for the Registrable Securities, to develop and implement procedures to facilitate compliance with Rule 15c6-1(a) under the Exchange Act for sales of Registrable Securities under a Shelf Registration Statement in ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers.

8.	Indemnification by the Company.

(a)	The Company agrees to indemnify and hold harmless the Holder and each of its Affiliates, officers, directors, stockholders, shareholders, employees, advisors and agents, each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their Representatives from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities Laws thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by the Holder expressly for use therein or by the Holder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same.

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(b)	The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holder provided in this Section 8 or otherwise on commercially reasonable terms negotiated on an aim’s length basis with such underwriters.

9.	Indemnification by the Holder. The Holder, to the extent it holds Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 8(a)(i) and Section 8(a)(ii) to the Holder, but only with respect to information furnished in writing by the Holder or on the Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus,” in each case, that has not been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim. The Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 9. As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. The Holder shall not be liable under this Section 9 for any Damages in excess of the gross proceeds realized by the Holder in the sale of Registrable Securities of the Holder to which such Damages relate.

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10.	Conduct of Indemnification Proceedings. If any Action (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8 or Section 9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred, in each case promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

11.	Survival. Subject to the Holder delivering a properly completed (as solely determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire to the Company, Section 8, Section 9, Section 10 and Section 12 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

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12.	Contribution.

(a)	If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Holder, to the extent it holds Registrable Securities covered by a Registration Statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Holder on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holder on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Holder bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the applicable prospectus. The relative fault of the Company and Holder on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holder or by such underwriters. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)	The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, the Holder shall not be required to contribute any amount for Damages in excess of the gross proceeds realized by the Holder in the sale of Registrable Securities of the Holder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holder’s obligation to contribute pursuant to this Section 12 is several in the proportion that the net proceeds of the offering received by the Holder bears to the total net proceeds of the offering and not joint.

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13.	Participation in Public Offering.

(a)	The Holder agrees that it may not participate in any Public Offering initiated by the Company or requested by any other Qualified Shareholder hereunder unless it (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company or any other Qualified Shareholder, as applicable (provided, that the Holder will not be required to sell more than the number of Registrable Securities that it has requested the Company include in any Registration Statement), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.

(b)	The Holder, to the extent that is participating in any registration hereunder, agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(i) above, the Holder shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until the Holder’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 7(i). In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(i).

14.	Compliance with Rule 144 and Rule 144A. At the request of the Holder, to the extent it proposes to sell securities in compliance with Rule 144 of the Securities Act, the Company shall (a) cooperate, to the extent commercially reasonable, with the Holder, (b) forthwith furnish to the Holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rule may be amended from time to time, (c) make available to the public and the Holder such information, and take such action as is reasonably necessary, to enable the Holder to make sales pursuant to Rule 144, and (d) use its reasonable best efforts to list such Holder’s Common Shares on Nasdaq. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Securities Act, the information described in Rule 144A(d)(4) of the Securities Act.

15.	Selling Expenses. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holder, in proportion to the number of Registrable Securities included in such registration for the Holder and its Permitted Transferees; provided, that in no case shall the Holder be responsible for out-of-pocket legal fees incurred by any other selling holder of Registrable Securities.

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16.	Prohibition on Requests; Holder’s Obligations.

(a)	The Holder shall not, without the Company’s consent, be entitled to deliver a request for a Demand Registration or a request for a Shelf Take-Down until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) sixty (60) calendar days after (A) the effective date of a prior Registration Statement in connection with a Demand Registration, Shelf Registration or Piggyback Registration, (B) the date of withdrawal by the Holder of a Demand Registration or Shelf Take-Down or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with an opportunity to participate in the prior offering and either (x) has refused or not promptly accepted such opportunity or (y) has not been cut back to less than fifty percent (50%) of the Registrable Securities requested to be included by such Holder.

(b)	The Holder shall not be entitled to sell any of its Registrable Securities pursuant to this Agreement, unless the Holder has timely furnished the Company with all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading and any other information regarding the Holder and the distribution of its Registrable Securities as the Company may from time to time reasonably request pursuant to Section 7(o). Any sale of any Registrable Securities by the Holder shall constitute a representation and warranty by the Holder that the information of the Holder furnished in writing by or on behalf of the Holder, including in the Holder’s Notice, Agreement and Questionnaire (all such information, “Holder Information”), to the Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Holder Information, in the light of the circumstances under which they were made, not misleading. Furthermore, if the Company is required to file a subsequent Registration Statement upon a lapse in, or end to, the effectiveness of the Registration Statement naming the Holder, the Company shall be under no obligation to include the Holder as a selling securityholder if the Holder does not timely deliver an updated properly completed (as reasonably determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire and other information upon request by the Company therefore pursuant to Section 7(o).

17.	Corporate Governance.

(a)	Size of the Board. As of the Closing, (i) the maximum size of the Board is eleven (11) directors of the Board (each, a “Director”) and the current size of the Board is seven (7) Directors and (ii) Terry Ledbetter and Luke Ledbetter (each of such individuals and any successor nominated by (x) Ledbetter (so long as Ledbetter (or its Permitted Transferee(s)) collectively with its Affiliates continues to be the Beneficial Owner of at least twenty-five percent (25%) of the Common Shares issued by the Company to Ledbetter at the Closing (the “Initial Shares”)) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least twenty-five percent (25%) of the Initial Shares, each, an “Executive Holder Designee”) and Erik Cohen and Michael Hotchkiss (each of such two (2) individuals and any successor nominated by (x) Ledbetter (so long as Ledbetter continues to be the Beneficial Owner of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Initial Shares) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Initial Shares, each, a “Independent Holder Designee,” and together with the Executive Holder Designees, collectively, the “Holder Designees”) were appointed to the Board. The Holder shall have the right to remove any Executive Holder Designee nominated by the Holder and appointed or elected as a Director at any time and at its sole discretion. For so long as the Holder is entitled to nominate at least one (1) Holder Designee for inclusion in the Company’s slate of director nominees pursuant to Section 17(b), the Company shall not increase the size of the Board without the prior written consent of the Holder.

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(b)	Composition of the Board.

(i)	At each meeting of the Company’s shareholders at which an election of Directors to the Board occurs, the Holder shall be entitled to nominate two (2) Executive Holder Designees and two (2) Independent Holder Designees; provided that each Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC and (2) would reasonably be expected to be determined to be suitable to serve as a director of the Company by the Company’s Insurance Regulators; provided that any such individual shall be presumed to be so suitable, unless at any time within the past five (5) years such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Company shall, with respect to each Holder Designee that the Holder is entitled to nominate under this Section 17(b)(i) (but subject to 17(b)(v) below), (A) ensure that each Holder Designee is proposed to serve as a Director at each annual or special meeting of the Company at which Directors are to be elected and include each such Holder Designee in the Company’s slate of director nominees, (B) recommend that the Company’s shareholders elect each such Holder Designee, and include such recommendation in the Company’s proxy statement in respect of such annual or special meeting of the Company at which Directors are to be elected and (C) use reasonable best efforts to take all other necessary and appropriate actions to cause the election of each such Holder Designee nominated by such Holder.

(ii)	Upon the resignation, retirement or other removal of any Holder Designee, Holder shall be entitled, subject to Section 17(b)(v) below, to designate a replacement Holder Designee to become a Director; provided that any replacement designated to replace any Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC and (2) would reasonably be expected to be determined to be suitable to serve as a director of the Company by the Company's Insurance Regulators; provided that any such individual shall be presumed to be so suitable, unless at any time within the past five (5) years such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Board shall appoint, and take all action reasonably necessary to appoint, each individual designated to fill such vacancy in accordance with this Section 17(b)(ii).

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(iii)	From and after the Closing (including following the termination of this Agreement), each Holder Designee shall be entitled to the same compensation (including fees), expense reimbursement and indemnification rights, as well as the same insurance coverage, in connection with his or her role as a Director as the other non-employee members of the Board. Notwithstanding the foregoing, any Holder Designee shall have the right to waive or assign the right to receive any cash or equity compensation.

(iv)	The Company shall provide each Holder Designee with copies of all notices, minutes, consents and other material that the Company provides to all other members of the Board substantially concurrently as such materials are provided to the other members of the Board.

(v)

(1)	The Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) Independent Holder Designees for so long as the Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners (as defined in Annex B and Appendix A) of (A) at least five percent (5%) of the issued and outstanding Common Shares and (B) at least twenty-five percent (25%) of the Initial Shares.

(2)	The Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) Executive Holder Designees for so long as the Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners (as defined in Annex B and Appendix A) of at least twenty-five percent (25%) of the Initial Shares.

(c)	Committees. For so long as at least one (1) Holder Designee serves on the Board, to the extent permitted by applicable Laws (including any requirements under the Exchange Act or the rules of Nasdaq or any other applicable securities exchange on which the Common Shares are then listed), each committee of the Board shall include at least one Holder Designee.

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(d)	Memorandum of Association and Bye-laws to be Consistent. Each of the Company and the Holder shall use its reasonable best efforts to take or cause to be taken all lawful action necessary or appropriate to ensure that at all times (i) the Memorandum of Association of the Company (the “Company Memorandum of Association”) and the Bye-laws of the Company (the “Company Bye-laws”) contain provisions consistent with the terms of this Agreement (including this Section 17), where applicable and (ii) none of the Company Memorandum of Association or the Company Bye-laws or any of the corresponding constituent documents of the Company’s Subsidiaries contain any provisions inconsistent therewith or that would in any way nullify or impair the terms of this Agreement or the rights of the Company or the Holder.

(e)	Transferability of Governance and Information Rights. No Transferee, except for any Permitted Transferee, shall be entitled to any of the rights set forth in this Section 17 or in Section 18 hereto.

18.	Information Rights.

(a)	For so long as the Holder owns any Common Shares, the Company agrees that:

(i)	The Company shall provide the Holder (A) within sixty (60) days after the end of each fiscal year, with the consolidated financial results for of the Company’s consolidated group (the “Company Group”) for such fiscal year (including a profit and loss account, balance sheet, cash flow and statement of other comprehensive income), (B) promptly upon availability, the annual accounts for each member of the Company Group (except where such accounts or audits are not legally required), and (C) within thirty (30) days after the end of each fiscal quarter, unaudited consolidated condensed financial results of the Company Group for such fiscal quarter (including a profit and loss account, balance sheet, cash flow and statement of other comprehensive income).

(ii)	The Company will, within twenty-five (25) days after the end of each fiscal quarter, make the Company’s Chief Financial Officer available for a discussion with the Holder with regards to updates to the Company’s business and financial results with respect to such fiscal quarter.

(iii)	The Company shall furnish or cause to be furnished to the Holder, upon reasonable request as promptly as practicable, such information in the possession of the Company or any of its Subsidiaries relating to Taxes, including in connection with filing any Tax Return, amended Tax Return or claim for Tax refund, determining a liability for Taxes or a right to a Tax refund, or participating in or conducting any proceeding in respect of Taxes.

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(b)	With respect to any information provided by the Company:

(i)	Subject to the requirements of law, the Holder shall keep confidential, and shall cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 18 unless such information: (A) is or becomes publicly available other than as a result of a breach of this Section 18(b) by it or its Representatives; (B) was within its possession prior to being furnished to it by or on behalf of the Company; provided, that the source of such information was not known by it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; (C) is or becomes available to it or any of its Representatives on a non-confidential basis from a source other than the Company or any of its Representatives; provided that such source was not known to it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; or (D) is independently developed by or on its behalf without violating any of its obligations under this Section 18(b).

(ii)	In the event the Holder believes, upon consultation with its legal counsel, that it is legally required to disclose any information or documents contemplated by Section 18(b)(i), it shall to the extent possible under the circumstances provide reasonable prior written notice to the Company so that the Company may, at its own expense, seek a protective order or otherwise take reasonable steps to protect the confidentiality of such information.

19.	Miscellaneous.

(a)	Remedies; Specific Performance.

(i)	Any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii)	The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The Parties acknowledge and agree that (A) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 19(h) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (B) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19(a)(ii) shall not be required to provide any bond or other security in connection with any such order or injunction.

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(b)	Amendments and Waivers. The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holder; provided, that any amendment, modification or supplement to, or any waiver or consent to depart from, the third party beneficiary rights set forth in Section 19(f), shall require the written consent of any affected Qualified Shareholder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holder, to the extent its securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of any other Qualified Shareholder be given by the Holder; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. The Holder, to the extent it holds Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 19(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to the Holder.

(c)	Notices. All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed if such confirmation is requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(i)	if to the Company, to:

Kestrel Group Ltd
48 Par-La-Ville Road, Suite 1141

Hamilton HM 11

Bermuda

Attn:	Legal Department
Email:	legal@kestrelgroup.com

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(ii)	if to the Holder, at the most current address given by the Holder to the Company in a Notice, Agreement and Questionnaire or any amendment thereto or, at the Company’s option, pursuant to the Legal Notice System on DTC, or successor system thereto;

or to such other address as the Holder may have furnished to the other Persons identified in this Section 19(c) in writing in accordance herewith.

(d)	Majority of Registrable Securities. For purposes of determining what constitutes the holder of a majority of Registrable Securities, as referred to in this Agreement, a majority shall constitute a majority of the Common Shares that constitute Registrable Securities.

(e)	Assignment.

(i)	This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned by the Company in whole or in part.

(ii)	Prior to the expiration of the Lock-Up Period, the Holder may not assign its rights, interests or obligations hereunder, in whole or in part, except in connection with a Permitted Transfer. Following the expiration of the Lock-Up Period, the Holder may assign its rights, interests or obligations hereunder, in whole or in part, in connection with a Permitted Transfer or to a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to the Holder at the Closing subject to the restrictions set forth Section 17(e).

(iii)	This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and its successors and permitted assigns, which shall include Permitted Transferees.

(iv)	This Agreement shall not confer any rights or benefits on any Persons that are not Parties or do not hereafter become a Party pursuant to this Section 19(e).

(v)	No assignment by the Holder of its rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (A) written notice of such assignment as provided in Section 19(c) and (B) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 19(e) shall be null and void.

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(f)	Third Party Beneficiaries. Each of the Company, the Holder and only with respect to those rights set forth in Section 8 hereto, any person indemnified under Section 8 hereto, agree and acknowledge that each other Qualified Shareholder is an intended third party beneficiary of rights set forth in Sections 2(d), 3(a), 3(g) and Section 8 and shall have the right, power and authority to enforce the provisions thereof as though they were a party hereto.

(g)	Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(h)	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(i)	This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(ii)	Any Action arising out of or relating to this Agreement shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 19(h)(ii) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section and shall not be deemed to confer rights on any Person other than the Parties. Each Party agrees that service of process upon such Party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 19(c) of this Agreement. The Parties agree that a final Judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court Judgment.

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(iii)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 19(h)(iii).

(i)	Severability. If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 19(i) with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(j)	Entire Agreement. This Agreement, Annex A and Annex B hereto are intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and the registration and investor rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration and investor rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration and investor rights. No Party shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

(k)	Termination. This Agreement and the obligations of the Parties hereunder shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 2(f), 3(d), 4(d), 8, 9, 10, 11, 12, 15, 17, 18, 19(h) and this 19(k), which shall survive such termination.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

KESTREL GROUP Ltd

By:	/s/ Patrick J. Haveron
Name: Patrick J. Haveron
Title: President and Chief Financial Officer

[Signature Page to Registration and Investor Rights Agreement]

HOLDER:

Kestrel Intermediate Ledbetter Holdings LLC

By:	/s/ Bradford Luke Ledbetter
Name: Bradford Luke Ledbetter
Title: Authorized Signatory

[Signature Page to Registration and Investor Rights Agreement]

Annex A

Plan of Distribution

Each Qualified Shareholder of Common Shares, any Permitted Transferee of such Qualified Shareholder or any Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to such Qualified Shareholder at the Closing may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  Each Qualified Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Qualified Shareholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	an underwritten offering;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Each Qualified Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by each Qualified Shareholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from each Qualified Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Each Qualified Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Qualified Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify each Qualified Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or otherwise in accordance with the Registration Rights Agreement.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, each Qualified Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by each Qualified Shareholder or any other person.  We will make copies of this prospectus available to each Qualified Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

FORM OF SELLING SECURITYHOLDER NOTICE, Agreement AND QUESTIONNAIRE

The undersigned (the “Selling Securityholder”) beneficial owner of common shares, par value $0.01 (the “Common Shares”), of Kestrel Group Ltd (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Long-Form Registration Statement”) or on Form S-3 or a prospectus supplement to an existing shelf registration statement (the “Shelf Registration Statement” and, together with the Long-Form Registration Statement, the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of certain Registrable Securities in accordance with the terms of the Registration and Investor Rights Agreement, dated as of May 27, 2025 (the “Registration and Investor Rights Agreement”), by and between the Company and Kestrel Intermediate Ledbetter Holdings LLC. Each capitalized term not otherwise defined herein has the meaning given to it in the Registration and Investor Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, the Selling Securityholder must be named as a selling securityholder in the related prospectus and deliver a prospectus to the purchasers of Registrable Securities. To facilitate naming of the Selling Securityholder as a selling securityholder in the Registration Statement, the Selling Securityholder must complete, execute, acknowledge and deliver this Notice, Agreement and Questionnaire prior to filing of the prospectus supplement to the Registration Statement.

Certain legal consequences arise from being named as a Selling Securityholder in the Registration Statement and the related prospectus. Accordingly, the Selling Securityholder is advised to consult its own legal counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Registration Statement and the related prospectus.

(a)            The Selling Securityholder hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Registration Statement. The Selling Securityholder, by signing and returning this Notice, Agreement and Questionnaire, understands that it shall be bound by the terms and conditions of this Notice, Agreement and Questionnaire.

(b)            The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

Questionnaire

1.	(a)	Full Legal Name of Selling Securityholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Email address:
Contact Person:

3.	Beneficial Ownership of Registrable Securities:

This Item (3) covers beneficial ownership of the Company’s securities. Please consult Appendix A to this Notice, Agreement and Questionnaire for information as to the meaning of “beneficial ownership.” Except as set forth below in this Item (3), the Selling Securityholder does not beneficially own any Registrable Securities.

(a)	Number of shares of Registrable Securities beneficially owned:

(b)	Number of shares of the Registrable Securities which the Selling Securityholder wishes to be included in the Registration Statement:

4.	Beneficial Ownership of other securities of the Company owned by the Selling Securityholder.

Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of other securities beneficially owned by the Selling Securityholder:

5.	Relationship with the Company:

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of five percent (5%) or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three (3) years?

☐	Yes

☐	No

(b)	If so, please state the nature and duration of your relationship with the Company:

6.	Broker-Dealer Status:

(a)	Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes

☐	No

Note that the Company shall be required to identify any registered broker-dealer as an underwriter in the prospectus.

If so, please answer the remaining questions in this section.

If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder acquired its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company is required to identify you as an underwriter in the Registration Statement and related prospectus.

(b)	Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 6(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐	Yes

☐	No

If so, please answer the remaining questions in this section:

(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)	If the Selling Securityholder, at the time of its acquisition of the Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and at the time of the acquisition of the Registrable Securities had any agreements or understandings, directly or indirectly, to distribute the securities, the Company must identify the Selling Securityholder as an underwriter in the prospectus.

7.	Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder required to file, or is it a wholly-owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐	Yes

☐	No

(b)	State whether the Selling Securityholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended:

☐	Yes

☐	No

(c)	If a subsidiary, please identify the publicly held parent entity:

If you answered “No” to questions (a) and (b) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

***PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS***

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice, Agreement and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

8.            Plan of Distribution:

Except as set forth below, the Selling Securityholder (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the Selling Securityholder or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder shall be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which certain cases the transferees, donees, pledgees or other successors in interest shall be the selling Securityholder for purposes of the prospectus.

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

(i)            The Selling Securityholder acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The Selling Securityholder agrees that neither it nor any person acting on its behalf shall engage in any transaction in violation of such provisions.

(j)            In accordance with the Selling Securityholder’s obligation under the Registration and Investor Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration and Investor Rights Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

To the Company:

Kestrel Group Ltd
[●]

[●]

[●]

Attn:      [●]

(k)            In the event the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder shall notify the transferee(s) at the time of transfer of its rights and obligations under this Notice, Agreement and Questionnaire and the Registration and Investor Rights Agreement.

(l)            By signing this Notice, Agreement and Questionnaire, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Registration Statement, the related prospectus and any state securities or Blue Sky applications. The Selling Securityholder understands that such information shall be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement, the related prospectus and any state securities or Blue Sky applications.

(m)            Once this Notice, Agreement and Questionnaire is executed by the Selling Securityholder and received and acknowledged by the Company, the terms of this Notice, Agreement and Questionnaire and the representations, warranties and indemnification contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice, Agreement and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts-of-laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice, Agreement and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Selling Securityholder:

By:
Name:
Title:

Please return the completed and executed Notice, Agreement and Questionnaire to:

Kestrel Group Ltd

[●]

[●]

[●]

Attn:      [●]

The Company hereby acknowledges that it has received and read and understands this Notice, Agreement and Questionnaire and agrees to be bound by the obligations and terms contained herein.

KESTREL GROUP Ltd

By:
Name:
Title:

[Signature Page to Selling Securityholder Notice, Agreement and Questionnaire]

Appendix A

DEFINITION OF “BENEFICIAL OWNERSHIP”

1.	A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a) Voting power which includes the power to vote, or to direct the voting of, such security; and/or

(b) Investment power which includes the power to dispose, or direct the disposition of, such security.

Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.

2.	Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3.	Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within sixty (60) days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.